INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

KeyOn Communications Holdings, Inc.

Las Vegas, NV

We consent to the incorporation by reference in the Registration Statement of KeyOn Communications Holdings, Inc. on Form S-8 (File No. 333-170222) of our report dated March 30, 2011 with respect to our audit of the consolidated financial statements of KeyOn Communications Holdings, Inc. as of December 31, 2010 and for the year then ended, which report is included in this Annual Report on Form 10-K of KeyOn Communications Holdings, Inc. for the year ended December 31, 2010.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 30, 2011